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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the consolidated financial statements of Eon Labs, Inc. and Subsidiaries, which appears in the Annual Report on Form 10-K/A (No. 001-31333).

PricewaterhouseCoopers LLP

New York, New York
September 16, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS